UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016 (March 29, 2016)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Definitive Material Agreement

First Supplemental Indenture with respect to 5.000% Senior Secured Notes due 2024

On March 29, 2016, First Data Corporation (the “Company”) issued and sold $900,000,000 aggregate principal amount of additional 5.000% Senior Secured Notes due 2024 (the “additional notes”), which mature on January 15, 2024, pursuant to the indenture governing the 5.000% Senior Secured Notes due 2024 that were issued on November 25, 2015 (the “Existing 5.000% Notes”), by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (as supplemented by the First Supplemental Indenture, dated as of March 29, 2016 (the “First Supplemental Indenture”), the “Indenture”).  The additional notes are expected to be treated as a single series with the Existing 5.000% Notes and will have the same terms as those of the Existing 5.000% Notes. The additional notes and the Existing 5.000% Notes will vote as one class under the Indenture. The Company used the net proceeds from the issue and sale of the additional notes to repay a portion of its senior secured term loan facility due 2018 and to pay related fees and expenses.

The foregoing description of the Indenture and the First Supplemental Indenture does not purport to be a complete description and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 4.1 and 4.2 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1

Indenture, dated as of November 25, 2015, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 5.000% Senior Secured Notes due 2024 (filed as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on December 1, 2015).

4.2

First Supplemental Indenture, dated as of March 29, 2016, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the additional 5.000% Senior Secured Notes due 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: March 29, 2016	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

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